Filed pursuant to Rule 424(b)(2)
                                                             File No. 333-137215

Pricing Supplement No. 157 dated August 18, 2008.
(To CoreNotes(R) Prospectus dated August 11, 2008)

                       Hartford Life CoreNotes(R)

The description in this pricing supplement of the particular terms of the following series of CoreNotes(R) offered hereby supplements the description of the general terms and provisions of the notes set forth in the prospectus dated August 11, 2008, to which reference is hereby made.

The Notes described in this pricing supplement all have:
   A Trade Date of:                  August 25, 2008
   An Issuance Date of:              August 28, 2008

ADDITIONAL TERMS ARE DEFINED BELOW.
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                      Floating Rate Notes due August 15, 2012

CUSIP Number:                     4165X0PW4
Series Number:                    408410
Stated Maturity Date:             August 15, 2012
Initial Interest Rate:            6.37%
Interest Payment Frequency:       Monthly
Interest Payment Dates:           September 15, 2008, and the 15th of each month
                                  thereafter or, if such day is not a Business
                                  Day, the next following Business Day, without
                                  interest for the period payment is deferred.
Initial Interest Reset Date:      September 15, 2008
Interest Reset Dates:             The 15th day of each month occurring on or
                                  after the Initial Interest Reset Date.
Interest Determination Date(s):   The fifth Business Day prior to each
                                  Interest Reset Date.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [ ] Treasury Rate
                     [X] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None
Minimum Interest Rate:            0.00%
Index Maturity:                   Not Applicable
Spread:                           1.35%
Spread Multiplier:                None

Computation of Interest:          See Prospectus

Sinking Fund:                     None

Price to Public:                  100%
Agent's Discount:                 0.75%
Day Count Convention:             30/360, unadjusted

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:           [X] is  [ ] is not available.
   Annual Put Limitation:        $1 million or 1%
   Individual Put Limitation:    $250,000
   Series Put Limitation:        N/A

Special Tax Considerations:      None

Calculation Agent:               The Bank of New York Mellon Trust Company, N.A.

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                      Floating Rate Notes due August 15, 2016

CUSIP Number:                     4165X0PX2
Series Number:                    408411
Stated Maturity Date:             August 15, 2016
Initial Interest Rate:            7.07%
Interest Payment Frequency:       Monthly
Interest Payment Dates:           September 15, 2008, and the 15th of each month
                                  thereafter or, if such day is not a Business
                                  Day, the next following Business Day, without
                                  interest for the period payment is deferred.
Initial Interest Reset Date:      September 15, 2008
Interest Reset Dates:             The 15th day of each month occurring on or
                                  after the Initial Interest Reset Date.
Interest Determination Date(s):   The fifth Business Day prior to each
                                  Interest Reset Date.

Base Rate:           [ ] CD Rate                         [ ] Federal Funds Rate
                     [ ] Commercial Paper Rate           [ ] LIBOR
                     [ ] Constant Maturity Swap Rate     [ ] Prime Rate
                     [ ] Constant Maturity Treasury Rate [ ] Treasury Rate
                     [X] CPI Adjustment Rate             [ ] Other (see
                                                              attached)
If LIBOR             [ ] LIBOR Reuters Page
                     [ ] LIBOR Telerate Page
                     [ ] Designated LIBOR Currency

If Constant Maturity Treasury Rate Telerate Page     [ ] 7051      [ ] 7052
       If 7052       [ ] Weekly Average              [ ] Monthly Average
       Designated CMT Maturity Index:

Floating Rate/Fixed Rate Note:   [ ] Yes   [X] No
   If yes:  Fixed Rate:
            Fixed Rate Commencement Date:

Maximum Interest Rate:            None
Minimum Interest Rate:            0.00%
Index Maturity:                   Not Applicable
Spread:                           2.05%

Spread Multiplier:                None

Computation of Interest:          See Prospectus

Sinking Fund:                     None

Price to Public:                  100%
Agent's Discount:                 1.30%
Day Count Convention:             30/360, unadjusted

Optional Redemption:              Yes [ ]   No [X]
   Optional Redemption Date(s):   N/A
   Initial Redemption Percentage: N/A
   Annual Percentage Reduction:   N/A
   Redemption may be:             [ ] In whole only.
                                  [ ] In whole or in part.

The Survivor's Option:           [X] is  [ ] is not available.
   Annual Put Limitation:        $1 million or 1%
   Individual Put Limitation:    $250,000
   Series Put Limitation:        N/A

Special Tax Considerations:      None

Calculation Agent:               The Bank of New York Mellon Trust Company, N.A.

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       ADDITIONAL INFORMATION PERTAINING TO ALL NOTES DESCRIBED
                      IN THIS PRICING SUPPLEMENT:

Securities Exchange Listing:            None
Specified Currency:                     U.S. Dollars
Authorized Denominations:               $1,000 integral amounts.
Indenture Trustee:                      The Bank of New York Mellon Trust
                                        Company, N.A., is successor Indenture
                                        Trustee under Section 7.14 of the
                                        Indenture.
Other Provisions Relating to the Notes: None

RATINGS: It is anticipated that, as of August 28, 2008, the Notes will be rated by the indicated rating agencies as follows:

            Standard & Poor's:  AA-
            Moody's:            A1
            Fitch:              AA-
            A.M. Best:          a+